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                                                                    EXHIBIT 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 11, 1997 (except with respect to the matters discussed in Note 9, as to which the date is June 3, 1997), in Lamalie Associates, Inc.'s Registration Statement on Form S-1 (No. 333-26027), our report dated February 27, 1998, in Lamalie Associates, Inc.'s Report on Form 8-K, and our report dated April 8, 1998, in Lamalie Associates, Inc.'s Report on Form 10-K.


/s/ ARTHUR ANDERSEN LLP

Tampa, Florida,
October 13, 1998